Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
February 26, 2008		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS 4th QUARTER AND FISCAL YEAR ’07 FINANCIAL RESULTS

Top Line Increases 19% Quarter-to-Quarter; Q4 Gross Margin Improves to 29%

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY, FEBRUARY 26, 2008 – DETAILS BELOW

SAN DIEGO, Calif. – Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $1.1 million or $0.04 per share, on revenue of $17.0 million for its fourth quarter ended December 31, 2007, compared with net income of $633,000, or $0.03 per share, on revenue of $15.1 million for the same period in 2006. The year-to-year net loss/net income comparison is affected by a negative swing of approximately $2.7 million, or $0.14 per share, in the change in fair value of conversion features of convertible debentures issued in 2005.

Higher sales across all of the company’s product lines drove a 19 percent quarter-to-quarter increase in total revenue, from $14.2 million in the third quarter ended September 30, 2007, to $17.0 million in Q407. BOOSTCAP® ultracapacitor revenue increased by 7 percent, quarter-to-quarter, from $5.0 million in Q307 to $5.3 million in Q407.

“Heavy transportation, wind energy, telecommunications and other industrial applications generated the majority of our ultracapacitor sales in 2007,” said David Schramm, Maxwell’s president and chief executive officer. “We expect ongoing production ramps for those applications and sales growth for our high voltage and microelectronics products to drive year-over-year revenue growth and margin improvement in 2008, and contribute to a significantly stronger performance in the current first quarter, compared with the seasonal weakness we have experienced in the past couple of years. As we announced last month, we expect the first meaningful revenue contribution from high-volume automotive applications now in development to begin in the second half of 2009.”

Other significant recent developments include:

•

Continental AG’s selection of BOOSTCAP ultracapacitors as the energy storage element of a “boardnet” electrical system stabilization module that Continental is designing for a major automaker for series production in the 2010 model year.

•

Announcement of an energy storage product development and outsource ultracapacitor manufacturing alliance with Tianjin Lishen Battery Joint-Stock Co., Ltd., China’s largest producer of lithium ion batteries.

•

Certification of Maxwell’s San Diego ultracapacitor production facility to the rigorous, auto industry-specific, International Organization for Standardization (ISO) TS 16949 standard, confirming the company’s competence as a supplier to the large and strategically important automotive industry.

“Ultracapacitor-based energy storage and power delivery solutions are demonstrating life-of-the-application reliability and contributing to substantial energy efficiency improvements in a wide range of devices and systems that generate or consume electrical energy,” Schramm said. “Ongoing product design and material science advancements and the offshore assembly operation we brought on line in 2007 are contributing to reduced manufacturing cost, which is enabling us to improve margins and compete more aggressively with other energy storage alternatives. We have also curtailed engineering-intensive, low-volume custom design activity and are streamlining the BOOSTCAP product line to concentrate on fewer, higher-volume, standard products to further improve efficiency and inventory management.”

Gross margin increased, quarter-to-quarter, from 24 percent in Q307 to 29 percent in Q407, reflecting more favorable revenue mix and continuing progress in reducing ultracapacitor manufacturing costs. Cash, restricted cash and investments in marketable securities totaled $30.2 million as of December 31, 2007, compared with $17.7 million as of September 30, 2007, augmented by the sale of approximately 1.5 million shares of common stock in October 2007, which produced net proceeds of approximately $15.3 million after expenses and fees. Complete financial statements will be available with the filing of the company’s Annual Report on Form 10-K with the Securities & Exchange Commission within the next several days.

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MAXWELL REPORTS 4th QUARTER AND FY07 FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss fourth quarter and fiscal year 2007 financial results and the outlook for 2008 at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 895-0231 from the U.S. and Canada, or (785) 424-1054 for international callers. The webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/index.asp.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Forward-Looking Statements – Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of February 26, 2008. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$14,579	$8,159
Investments in marketable securities	7,635	3,228
Trade and other accounts receivable, net	13,933	9,749
Inventories, net	14,717	14,894
Prepaid expenses and other current assets	1,657	1,596

Total current assets	52,521	37,626
Property and equipment, net	14,636	13,621
Intangible assets, net	3,154	1,395
Goodwill	21,183	19,786
Prepaid pension asset	8,369	10,371
Restricted cash	8,000	8,000
Other non-current assets	417	870

	$108,280	$91,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,516	$9,383
Accrued warranty	768	795
Accrued employee compensation	2,885	2,543
Short-term borrowings and current portion of long-term debt	16,472	5,688
Deferred tax liability—current portion	378	392
Net liabilities of discontinued operations	—	63

Total current liabilities	30,019	18,864
Deferred tax liability, long-term	1,493	2,545
Convertible debentures and long-term debt, excluding current portion	13,544	22,527
Stock warrants	577	1,850
Other long-term liabilities	535	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 20,417 and 17,261 shares issued and outstanding at December 31, 2007 and 2006, respectively	2,042	1,726
Additional paid-in capital	172,842	141,294
Accumulated deficit	(120,037)	(104,361)
Accumulated other comprehensive income	7,265	7,224

Total stockholders’ equity	62,112	45,883

	$108,280	$91,669

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Revenues:
Products	$16,965	$14,802	$56,808	$52,438
License fees	—	338	553	1,447

Total revenues	16,965	15,140	57,361	53,885
Cost of sales	12,065	11,454	43,010	41,586

Gross profit	4,900	3,686	14,351	12,299
Operating expenses (income):
Selling, general and administrative	4,686	3,940	18,887	16,379
Research and development	2,715	3,045	11,263	10,062
Amortization of intangibles	76	19	224	76
Loss (gain) on disposal of equipment	11	(14)	63	(80)

Total operating expenses	7,488	6,990	30,437	26,437

Loss from operations	(2,588)	(3,304)	(16,086)	(14,138)
Interest expense, net	(140)	(204)	(1,064)	(431)
Amortization of debt discount and prepaid debt costs	(855)	(904)	(3,567)	(3,616)
Gain on embedded derivatives and warrants	2,335	5,030	4,528	1,980
Other income, net	99	213	521	113

Income (loss) from continuing operations before income taxes	(1,149)	831	(15,668)	(16,092)
Income tax provision (benefit)	(43)	31	65	208

Income (loss) from continuing operations	(1,106)	800	(15,733)	(16,300)
Discontinued operations:
Loss from discontinued operations	—	(167)	—	(195)

Net income (loss)	$(1,106)	$633	$(15,733)	$(16,495)

Net income (loss) per common share—basic and diluted:
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.86)	$(0.97)
Loss from discontinued operations	—	(0.01)	—	(0.01)

Net income (loss) per common share	$(0.04)	$0.03	$(0.86)	$(0.98)

Shares used in computing net income (loss) per common share—basic and diluted	19,801	16,981	18,285	16,876